                                                                   Exhibit 10.17



                              OPERATING AGREEMENT

                                       OF

                           GLOBAL PAYMENT SYSTEMS LLC




                              As of March 31, 1996

                               TABLE OF CONTENTS
                               -----------------
                                                                                                            Page
                                                                                                            ----
Article 1      Definitions.................................................................................   1

Article 2      Formation of Company........................................................................   9

Article 3      Name and Principal Office of Company; Registered Agent; Statutory Compliance................   9
        3.1    Name........................................................................................   9
        3.2    Principal Office and Place of Business; Registered Agent....................................   9
        3.3    Statutory Compliance........................................................................  10

Article 4      Purpose of Company; Use of Company Assets; Title to Property; Limited Liability of Members..  10
        4.1    Company Purposes............................................................................  10
        4.2    Title to Property...........................................................................  10
        4.3    Limited Liability of Members................................................................  10

Article 5      Duration of Company.........................................................................  10

Article 6      Percentage Ownership Interests; Net Earnings Interest; Certificates.........................  11
        6.1    Percentage Ownership Interest...............................................................  11
        6.2    Net Earnings Interest.......................................................................  11
        6.3    Certificates; Authorized Units..............................................................  11

Article 7      Capital of Company..........................................................................  12
        7.1    Contribution by MasterCard..................................................................  12
        7.2    Contribution by the National Data Members...................................................  12
        7.3    MasterCard Purchased Assets.................................................................  12
        7.4    Capital Accounts............................................................................  12
        7.5    Interest On and Return of Capital...........................................................  13
        7.6    No Third-Party Rights.......................................................................  13

Article 8      Additional Financial Contributions..........................................................  14
        8.1    Working Capital Commitment..................................................................  14
        8.2    Additional Funds for Company................................................................  14

Article 9      Allocation of Profits and Losses............................................................  14
        9.1    Net Profit..................................................................................  15
        9.2    Allocation of Sale Gain.....................................................................  15
        9.3    Net Loss and Sale Loss......................................................................  15
        9.4    Book Depreciation...........................................................................  15
        9.5    Section 704(c) Allocation...................................................................  16
        9.6    Limitation on Net Loss Allocation...........................................................  16
        9.7    Qualified Income Offset.....................................................................  16
        9.8    Gross Income Allocation.....................................................................  16

       9.9     Minimum Gain and Member Minimum Gain Chargeback.............................................  16
       9.10    Member Nonrecourse Deductions...............................................................  17
       9.11    Target Final Balances.......................................................................  17
       9.12    Tax Allocations.............................................................................  17

Article 10     Distribution of Company Property............................................................  17
        10.1   Annual Distributions........................................................................  17
        10.2   Net Sales Proceeds..........................................................................  18
        10.3   Consent to Distributions....................................................................  18
        10.4   Withholding.................................................................................  18

Article 11     Management of Company.......................................................................  18
        11.1   Board of Directors..........................................................................  18
        11.2   Initial Board of Directors..................................................................  19
        11.3   Meetings of Board of Directors..............................................................  19
        11.4   Action by Board of Directors................................................................  19
        11.5   Expenses and Compensation of Board of Directors.............................................  21
        11.6   Restrictions on Authority of Board of Directors.............................................  21
        11.7   Voting Rights of Members....................................................................  22
        11.8   Authority of Members; Meetings; Action by Members Without a Meeting.........................  22
        11.9   Waiver of Notice............................................................................  22
        11.10  Officers....................................................................................  22
        11.11  Removal of Officers.........................................................................  23
        11.12  Compensation for Services...................................................................  23
        11.13  Liability of the Members, Officers and Directors............................................  23
        11.14  Indemnity...................................................................................  23

Article 12     Related Party Transactions..................................................................  23

Article 13     Banking.....................................................................................  24

Article 14     Accounting; Appraisal.......................................................................  24
        14.1   Books of Account............................................................................  24
        14.2   Method of Accounting........................................................................  24
        14.3   Financial and Operating Statements..........................................................  24
        14.4   Income Tax Returns..........................................................................  25
        14.5   Tax Matters Partner.........................................................................  25

Article 15     Conversion of the Company...................................................................  25

Article 16     Admission of Additional Members.............................................................  26

Article 17     Withdrawals.................................................................................  26

Article 18     Transfer of Members' Interests; Admission of Additional Members.............................  27
        18.1   Transfers of Members' Interests.............................................................  27
        18.2   Section 754 Election........................................................................  28

Article 19      Damages.....................................................................................  28

Article 20      Put Rights..................................................................................  28
        20.1    Put Right...................................................................................  28
        20.2    Exercise of Put Right.......................................................................  28
        20.3    Determination of Put Price..................................................................  29
        20.4    Payment of Put Price........................................................................  29

Article 21      Right to Compel Sale; Right to Participate in Sale..........................................  30
        21.1    Obligation to Sell..........................................................................  30
        21.2    Right to Participate in Sale................................................................  31
        21.3    Consideration...............................................................................  31
        21.4    Withdrawal from Sale........................................................................  32
        21.5    Participation by MasterCard.................................................................  32
        21.6    Priorities and Termination..................................................................  32

Article 22      Arbitration.................................................................................  33
        22.1    Location and Governing Rules................................................................  33
        22.2    Selection of Arbitrators....................................................................  33

Article 23      Dissolution and Liquidation of the Company..................................................  33
        23.1    Dissolving Events...........................................................................  33
        23.2    Method of Liquidation.......................................................................  34
        23.3    Reasonable Time for Liquidating.............................................................  34
        23.4    Date of Liquidation.........................................................................  34
        23.5    Right to Continue Business..................................................................  34

Article 24      General Provisions..........................................................................  34
        24.1    Waiver of Right of Partition................................................................  34
        24.2    Notices.....................................................................................  35
        24.3    Modifications...............................................................................  36
        24.4    Binding Effect..............................................................................  36
        24.5    Counterparts................................................................................  36
        24.6    Construction................................................................................  36
        24.7    Exhibits....................................................................................  36
        24.8    Sections....................................................................................  37
        24.9    Time of Essence.............................................................................  37
        24.10   Additional Documents and Acts...............................................................  37
        24.11   Terms.......................................................................................  37
        24.12   Severability................................................................................  37
        24.13   Complete Agreement..........................................................................  37
        24.14   Legend......................................................................................  37

                            OPERATING AGREEMENT OF
             GLOBAL PAYMENT SYSTEMS LLC LIMITED LIABILITY COMPANY
             ----------------------------------------------------


     THIS AGREEMENT is made and entered into as of this 31st day of March, 1996, by and between MASTERCARD INTERNATIONAL INCORPORATED, a Delaware corporation ("MasterCard"), GPS HOLDING LIMITED PARTNERSHIP, a Georgia limited partnership ("GPS"), NATIONAL DATA CORPORATION OF CANADA, LTD., an Ontario Canada corporation ("NDC Canada"), NATIONAL DATA CORPORATION, a Delaware Corporation ("National Data"), NDC INTERNATIONAL, LTD., a Georgia Corporation ("NDCI") and NATIONAL DATA PAYMENT SYSTEMS, INC., a New York corporation ("NDPS");

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, National Data has formed a limited liability company under the provisions of the Georgia Limited Liability Company Act for the limited purposes hereinafter described and desires to admit MasterCard, GPS, NDC Canada, NDCI, and NDPS as members on the terms hereinafter described, with Modular Data, Inc. and National Data withdrawing as members without having put any assets in Company;

     WHEREAS, National Data is the ultimate parent Company of GPS, NDC Canada, NDCI and NDPS, and National Data is vitally interested in Company, has undertaken several obligations with respect to Company , and is joining in this Agreement to recognize such obligations; and

     WHEREAS, the parties hereto desire to set forth their respective rights, duties and responsibilities with respect to the Company;

     NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00), the mutual promises, obligations and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE 1
                                   ---------

                                  DEFINITIONS
                                  -----------

     For purposes of this Agreement, each of the following terms, when used in the singular or plural form, shall have the meaning hereinafter provided:

     1.1 "AAA" has the meaning set forth in Section 22.1.
          ---

     1.2 "Act" means the Georgia Limited Liability Company Act, as it may be
          ---
amended from time to time.

     1.3 "Adjusted Capital Account Deficit" means, as of any particular date,
          --------------------------------
the deficit balance, if any, in such Member's capital account as of such date, as determined in the manner provided in Section 7.4 hereof and by then adjusting such capital account as so determined as follows:

           (a) such capital account shall be increased to reflect the amounts, if any, which such Member is deemed to be obligated to restore pursuant to Treasury Regulations (S)(S) 1.704-2(g)(1) and 1.704-2(i)(5); and

           (b) such capital account shall be reduced to reflect any items described in Treasury regulations (S)(S) 1.704-1(b)(2)(ii)(d)(4), (5) and
   (6).

The foregoing definition shall be interpreted in a manner consistent with the provisions of Treasury Regulation (S) 1.704-1(b)(2)(ii)(d).

     1.4   "Adjustment Event" means  a Conversion.
            ----------------

     1.5   "Affiliate" means, with respect to any Entity, an Entity controlling,
           ---------
controlled by or under common control with such original Entity.

     1.6   "Approval of" or "Approved by the Board of Directors" means the
            ---------------------------------------------------
affirmative vote of a majority of Directors then in office, provided, however, unless waived by GPS , such approval must include the affirmative vote of at least one (1) of the three (3) Directors designated by the National Data Members.

     1.7   "Approve," "Approved," or "Approval" means, as to the subject matter
            -------    --------       --------
thereof and as the context may require or permit, an express ratification or approval contained in a written statement signed by or on behalf of an approving Entity.

     1.8   "Articles" means the Articles of Organization of the Company dated
            --------
February 21, 1996, as amended hereafter.

     1.9   "Bankruptcy of a Member" means (a) a general assignment for the
            ----------------------
benefit of creditors by a Member; (b) the insolvency of a Member (the term "insolvency" means the inability of the party to pay its debts as they come due in the ordinary course of its business) which continues for more than sixty (60) consecutive days after notice thereof has been given to the insolvent party by the complaining Member; (c) the appointment of a receiver, trustee or custodian for all or any substantial part of the property and assets of a Member in, or the commencement by a Member of, any voluntary proceeding under present or future federal bankruptcy laws or under any other state or local bankruptcy, insolvency or other laws respecting debtor's rights which is not dismissed within sixty (60) days thereafter; or (d) the entry against a Member of any "order for relief" or of any other judgment or decree by any court of competent jurisdiction in any involuntary proceeding against a Member under present or future federal bankruptcy laws or under any other state or local bankruptcy, insolvency or other laws respecting debtor's rights, but only if such order, judgment or decree continues unstayed and in effect for a period of sixty (60) consecutive days.

     1.10  "Bankruptcy of the Company" means (a) a general assignment by the
            -------------------------
Company for the benefit of creditors, (b) the appointment of a receiver, trustee or custodian for all or any substantial part of the Company's property and assets which is not dismissed within sixty (60) days thereafter, (c) the entry of any "order for relief" against the Company in, or the commencement by the Company of, any voluntary proceeding under present or future federal bankruptcy laws or under any other state or local bankruptcy, insolvency or other laws respecting debtor's rights which is not dismissed within sixty (60) days thereafter, or (d) the entry against the Company of any "order for relief" or any other judgment or decree by any court of competent jurisdiction in any involuntary proceeding against the Company under present or future federal bankruptcy laws or under any other state or local bankruptcy, insolvency or other laws respecting debtor's rights, but only if such order, judgment or decree continues unstayed and in effect for a period of sixty (60) consecutive days.

     1.11  "Beneficial Owner", "Beneficial Ownership", Beneficially Own and
            ----------------    --------------------
"Beneficially Owned" have the meanings contemplated by Rule 13d-3 under the
-------------------
Exchange Act.

     1.12  "Board of Directors" means the Board of Directors established
            ------------------
pursuant to Article 11 hereof and having the powers and duties delegated to it by the Members as set out in this Agreement; provided, however, that it is
                                             --------  -------
mutually agreed and understood that the management and control of the Company is vested exclusively in the Members in the manner and under the terms provided in this Agreement, and that the Board of Directors does not constitute, for the purposes hereof, a separate managing Entity, but rather is a body of agents appointed as set forth in Article 11 by the Members and represents the administrative mechanism chosen by the Members to exercise absolute management and control of the Company.

     1.13  "Book Depreciation" means, for each Fiscal Year, an amount computed
            -----------------
for each asset equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to such asset for such year or other period, except that if the Book Value of such asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Book Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that
                                                         --------
if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero because the basis of such asset has been fully recovered, Book Depreciation shall be determined with reference to such beginning Book Value using any reasonable method selected by Approval of the Board Of Directors. All computations with respect to assets contributed or deemed contributed to the Company called for herein shall be made in a manner consistent with the provisions of Treasury Regulation (S) 1.704-1(b)(2)(iv)(g)(3).

     1.14  "Book Value" means, as of any particular date, the asset's adjusted
            ----------
basis for federal income tax purposes, except that with respect to any asset contributed or deemed contributed to the Company the initial Book Value shall be the agreed-upon fair market value thereof as reflected by the values determined for purposes of valuing the Capital Account of the contributing Member with respect to such asset. With respect to the National Data Group Contributed Assets and the MasterCard Contributed Assets, the Book Values thereof shall be as set forth in the Purchase Agreement and as set forth in Sections 7.1 and 7.2 and with respect to all other circumstances the Book Value of contributed assets shall be determined by Approval of the Board of Directors. The Book Value of any Company assets distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by Approval of the Board of Directors, provided the determination of the value of assets distributed to a Member having a Majority in Interest shall be subject to the related party transaction provisions of Article 12. The Book Value of Company assets shall be adjusted to equal their respective gross fair market values as of the following times: (a) the acquisition (other than a pro rata acquisition by existing Members) of an additional Membership Interest in the Company by any new or existing Member in exchange for more than a de minimis contribution of capital to the Company and other than occurring in the first six (6) months of this Company, (b) the distribution other than a pro rata distribution to existing Members by the Company to any Member of more than a de minimis amount of assets as consideration for an interest in the Company; (c) the liquidation of the Company; and (d) a Conversion.

     1.15  "Breach" means a breach by a Member of any provision of this
            ------
Agreement, the Purchase Agreement, or the Parent Services Agreement which remains uncured for a period of thirty (30) days after receipt of written notice of such breach from another Member.

     1.16  "Business" means the business of providing electronic transaction
            --------
processing services involving the authorization (including voice authorization) and capture, settlement and clearing of transactions involving credit, debit and similar cards through utilization of an electronic telecommunications and computer network indirectly to persons or entities that honor credit, debit and similar cards through banks and other associations and institutions that participate in the handling of transactions involving credit, debit and similar cards throughout the United States as well as check verification, cash management, electronic data interchange, electronic tax payment and filing, and other ancillary services directly and indirectly to merchants through utilization of an electronic telecommunications and computer network and any other legal business or businesses in any area or areas Approved by the Board of Directors.

     1.17  "Capital Account" or "capital account" has the meaning set forth in
            ---------------      ---------------
Section 7.4 hereof.

     1.18  "Change in Control" means any transaction, other than an IPO,
            -----------------
whereby, directly or indirectly, National Data Group ceases to be the largest Beneficial Owner of Company, or after a Conversion, its successor.

     1.19  "Code" means the Internal Revenue Code of 1986, as amended from time
            ----
to time. All references herein to specific sections of the Code shall be deemed to refer also to corresponding provisions of any succeeding law.

     1.20  "Company" means Global Payment Systems LLC, a Georgia limited
            -------
liability company operated pursuant to this Agreement.

     1.21  "Conversion" means a change in the legal status of the Company from a
            ----------
limited liability company into a business corporation organized under the laws of Delaware or one of the other United States, in such form and manner (including, without limitation, by merger, reorganization, liquidation, transfer of Membership Interests or assets of the Company, or by any other means permissible under applicable law) and with such classes of stock having such rights, preferences and other terms as may be approved by a Majority in Interest; provided, however, that immediately following the effective time of
          --------  -------
the Conversion, the interests of the Members in the corporation into which Company is converted shall be exactly proportionate to their Percentage Ownership Interest immediately prior to such effective time.

     1.22  "Cost of Funds" means, with respect to any loan made by any member of
            -------------
the National Data Group (or any Affiliate thereof,) to the Company, a variable rate equal to (a) the lowest rate of interest reasonably available to that Entity for Available Loans of the same term and having the same collateral (if any), either individually or pursuant to a larger credit facility (the "Senior Credit Agreement") or (b) if there shall be no Senior Credit Agreement in existence, the rate applicable to the 13 week Treasury Bill as published in the Wall Street Journal (or other nationally recognized business publication in the event the Wall Street Journal is not published) on the first Monday of each month. "Available Loans" means any loans pursuant to which such Entity can draw down funds at the time any such loan is made to Company.

     1.23  "Director" has the meaning set forth in Section 11.1 hereof.
            --------

     1.24  "Disabling Event" means the dissolution of a Member or the Bankruptcy
            ---------------
of a Member.

     1.25  "Entity" means any person, corporation, limited liability company,
            ------
partnership (general or limited), joint venture, association, joint stock company, trust or other business entity or organization.

     1.26  "Exchange Act" means the Securities Exchange Act of 1934, as amended.
            ------------

     1.27  "Fiscal Year" means the annual  period of the Company for purposes of
            -----------
accounting and tax reporting selected by Approval of the Board of Directors.
The first Fiscal Year shall commence on the date hereof, and each succeeding Fiscal Year shall commence on the date immediately following the last day of the immediately preceding Fiscal Year, unless otherwise Approved by the Board of Directors. Each Fiscal Year shall end on the earliest to occur after the commencement of such Fiscal Year of (a) the Fiscal Year end, or (b) the date on which the Company is liquidated under Section 23.4 hereof.

     1.28  "IPO" means (a) a public offering of equity securities of the
            ---
Company, or its successor after a Conversion, that is effected through a firm commitment underwriting and pursuant to a registration statement declared effective under the Securities Act of 1933; (b) a distribution of equity securities of the Company, or its successor after a Conversion, by National Data to its shareholders; (c) a distribution of equity securities of all of the businesses of National Data and subsequent merger of the Company, or its successor after a Conversion, with and into National Data; or (d) any other transaction which has the effect of causing the equity securities or additional equity securities of the Company, or its successor after a Conversion, to become publicly traded in an established market, including but not limited to a transaction with another Entity.

     1.29  "Last Day" has the meaning set forth in Section 9.2 hereof.
            --------

     1.30  "Liquidation Proceeds" means all cash or other assets held by the
            --------------------
Company at the time of the happening of a dissolving event described in Section
23.1 hereof and all cash or other assets received by the Company after the happening of such dissolving event (irrespective of whether such cash or other assets were or would otherwise have been considered Net Cash Flow or Net Sales Proceeds under the terms of this Agreement).

     1.31  "Majority in Interest" means Members owning more than fifty percent
            --------------------
(50%) of the Percentage Ownership Interests, or, with respect to its successor after a Conversion, more than 50% of the voting common stock.

     1.32  "Manager" has the meaning set forth in the Act.
            -------

     1.33  "MasterCard" means MasterCard International Incorporated, a Delaware
            ----------
corporation, and any permitted transferees of MasterCard's Membership Interest pursuant to Article 18 hereunder.

     1.34  "MasterCard Contributed Assets" has the meaning ascribed to the term
            -----------------------------
"Seller Contributed Assets" in the Purchase Agreement.

     1.35  "MasterCard Purchased Assets" has the meaning ascribed to the term
            ---------------------------
"Purchased Assets" in the Purchase Agreement.

     1.36  "Member" means MasterCard, each Entity which is a member of the
            ------
National Data Group, each Entity that acquires all or any percentage (excluding the acquisition of only an Economic Interest) of the respective Membership Interests originally issued to any of the foregoing, and any Entity admitted as a Member with respect to newly issued Membership Interests. Any Entity ceases to be a Member when the Entity no longer owns any Membership Interest or when the Entity withdraws from the Company in accordance with this Agreement.

     1.37  "Membership Interest" means all of those rights (including rights to
            -------------------
Net Cash Flow, Net Sales Proceeds and other distributions and rights to participate in the management of the Company) and duties held by a particular Member as defined herein and under applicable law.

     1.38  "Minimum Equity" means, with respect to MasterCard, a Percentage
            --------------
Ownership Interest or the equivalent equity of a successor after a Conversion equal to 50% times the result of its initial Percentage Ownership Interest or the equivalent equity of a successor after a Conversion less any dilution therein from the issue of new Membership Interests or the equity of a successor after a Conversion.

     1.39  "National Data" means National Data Corporation, a Delaware
            -------------
corporation.

     1.40  "National Data Group" means collectively the National Data Members
            -------------------
and National Data.

     1.41  "National Data Group Contributed Assets" has the meaning ascribed to
            --------------------------------------
the term "Parent Contributed Assets" in the Purchase Agreement.

     1.42  "National Data Member" means each of GPS, NDC Canada, NDCI, NDPS, and
            --------------------
any permitted transferees of the Membership Interest of any of those Entities pursuant to Article 18 hereunder. Any action to be taken by the National Data Members shall be done by GPS and any writing signed by GPS shall be binding on all National Data Members as if signed by all such Members.

     1.43  "NDCI Service Agreement" has the meaning ascribed to the term "NDCI
            ----------------------
Service Agreement" in the Purchase Agreement.

     1.44  "Net Cash Flow" means, for any given period, all receipts (including
            -------------
working capital loan proceeds) from the conduct of the business of the Company for such period, from whatever source derived (but specifically excluding any Net Sale Proceeds), which are available for distribution by the Company following (a) the payment of all operating, debt service and capital expenses of the Company for such period to the extent not paid from reserves (including, without limitation, any principal and interest due during any such period with respect to any debt of the Company), and (b) the establishment or replenishment, as deemed reasonably necessary by Approval of the Board of Directors, of reserves for taxes, debt service, maintenance, repairs and other expenses and other working capital requirements of the Company or for contingent and unforeseen liabilities of the Company, or for any other Company purpose.

     1.45  "Net Earnings" means for each Fiscal Year the net operating earnings
            ------------
of the Company, before extraordinary gains or losses, as computed in accordance with generally accepted accounting principles consistently applied ("GAAP"). Such extraordinary gains or losses are those that are reported separately as extraordinary pursuant to GAAP.

     1.46  "Net Earnings Interest" has the meaning set forth in Article 6.
            ---------------------

     1.47  "Net Profit" and/or "Net Loss" means, for each Fiscal Year, the
            -----------         --------
Company's taxable income or taxable loss for such Fiscal Year, as determined under Section 703(a) of the Code and Treasury Regulation (S) 1.703-1. For this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or taxable loss, but with any adjustments required by Treasury Regulations (S) 1.704-1(b) and the following adjustments:

           (a) any tax-exempt income, as described in Section 705(a)(1)(B) of the Code, realized by the Company during such Fiscal Year shall be taken into account in computing such taxable income or taxable loss as if it were taxable income;

           (b) any expenditures of the Company described in Section 705(a)(2)(B) of the Code for such Fiscal Year, including any items treated under Treasury Regulation (S) 1.704-1(b)(2)(iv)(i) as items described in Section 705(a)(2)(B) of the Code, shall be taken into account in computing such taxable income or taxable loss as if they were deductible items;

           (c) in lieu of the depreciation, amortization, or other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Book Depreciation for such Fiscal Year or other period;

           (d) any gain or loss included in the computation of Sale Gain or Sale Loss shall not be included in the computation of Net Profit or Net Loss and any other gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset is different;

           (e) any item of income, gain, loss or deduction that is required to be allocated to the Members under Section 9.4, 9.5, 9.7, 9.8, 9.9 or 9.10 hereof shall not be taken into account in computing such taxable income or taxable loss.

If the Company's taxable income or taxable loss for such Fiscal Year, as adjusted in the manner provided above, is a positive amount, such amount shall be the Company's Net Profit for such Fiscal Year; and if negative, such amount shall be the Company's Net Loss for such Fiscal Year.

     1.48  "Net Sales Proceeds" means (a) the net proceeds from all sales and
            ------------------
other dispositions of all or any part of the assets of the Company (other than a sale or exchange of a de minimis portion of the Company's assets occurring in
                      -- -------
the ordinary course of business), less any reserves established by the Board of Directors, and (b) all loan proceeds (other than any working capital loans) from borrowings by the Company, less any portion thereof (i) used to establish reserves, (ii) used for the expansion or financing of the business of the Company, or (iii) applied in payment of any outstanding indebtedness as, in each case, approved by the Board of Directors.

     1.49  "Notice" has the meaning set forth in Section 24.2 hereof.
            ------

     1.50  "Officers" has the meaning set forth in Section 11.5(m) hereof.
            --------

     1.51  "Percentage Ownership Interest" has the meaning set forth in Article
            -----------------------------
6.

     1.52  "Prohibited Activity" means each of (i) the business of providing
            -------------------
electronic transaction processing services involving the authorization (including voice authorization) and capture, settlement and clearing of transactions involving credit, debit and similar cards through utilization of an electronic telecommunications and computer network directly to an Entity that
                                                   --------
honors credit, debit or similar cards, and (ii) the business of issuing credit, debit and similar cards, provided, however, that it shall not constitute a Prohibited Activity for the Company (x) to provide services pursuant to any Parent Contract (as defined in the Purchase Agreement) consistent with past practices of National Data or (y) to engage in any conduct the purpose of which is to retain, renew or expand any Parent Contract (provided that any such retention, renewal or expansion of such Parent Contract does not expand the scope of services to be provided by the Company to include a service described in either of the preceding clauses (i) or (ii)).

     1.53  "Prohibited Transferee" means each of Visa International Services
            ---------------------
Association, American Express Company, and Dean Witter, Discovery, Inc.

     1.54  "Purchase Agreement" means that certain Asset Purchase and
            ------------------
Contribution Agreement, dated as of February 22, 1996, by and among National Data, GPS, NDPS, NDCI and NDC Canada, MasterCard and the Company, as amended by Amendment No. 1 thereto dated as of March 31, 1996.

     1.55  "Put" has the meaning set forth in Section 20.2 hereof.
            ---

     1.56  "Put Date" has the meaning set forth in Section 20.2 hereof.
            --------

     1.57  "Put Equity" has the meaning set forth in Section 20.1 hereof.
            ----------

     1.58  "Put Event" has the meaning set forth in Section 20.1 hereof.
            ---------

     1.59  "Put Notice" has the meaning set forth in Section 20.2 hereof.
            ----------

     1.60  "Put Price" has the meaning set forth in Section 20.3 hereof.
            ---------

     1.61  "Put Right" has the meaning set forth in Section 20.1 hereof.
            ---------

     1.62  "Rules" has the meaning set forth in Section 22.1 hereof.
            -----

     1.63  "Sale" has the meaning set forth in Section 21.1 hereof.
            ----

     1.64  "Sale Gain" and/or "Sale Loss" means any gain or loss realized by the
            ---------          ---------
Company for income tax purposes in any Fiscal Year by reason of the sale or exchange of all or any part of the assets of the Company (other than a sale or exchange of a minor portion of the Company's assets occurring in the ordinary course of business) and any adjustment in the Book Value of assets provided in the last sentence of Section 1.16, except that, with respect to any item of property the Book Value of which differs from its adjusted basis for federal income tax purposes, Sale Gain and Sale Loss means any gain or loss recognized by the Company for book purposes in any Fiscal Year by reason of the sale or exchange of any such item of property, and such book gain and book loss with respect to any such item of property shall be computed by reference to the Book Value of such item of property as of the date of such sale rather than by reference to the tax basis of the item of property as of such date.

     1.65  "Sale Notice" has the meaning set forth in Section 21.1 hereof.
            -----------

     1.66  "Sale Price" has the meaning set forth in Section 21.1 hereof.
            ----------

     1.67  "Target Final Balances" has the meaning set forth in Section 9.11
            ---------------------
hereof.

     1.68  "Tax Matters Partner" has the meaning set forth in Section 14.5
            -------------------
hereof.

     1.69  "Transferor" has the meaning set forth in Section 18.4 hereof.
            ----------

     1.70  "Treasury Regulations" means the federal income tax regulations
            --------------------
promulgated under the Code, as such regulations may be amended from time to time. All references herein to a specific section of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations.

                                   ARTICLE 2
                                   ---------

                             FORMATION OF COMPANY
                             --------------------

     National Data has formed the Company under the Act and, notwithstanding the withdrawal by National Data and Modular Data, Inc. from the Company, all Members are hereby consenting to continue the Company in accordance with the Act.

                                   ARTICLE 3
                                   ---------

            NAME AND PRINCIPAL OFFICE OF COMPANY; REGISTERED AGENT;
            -------------------------------------------------------
                             STATUTORY COMPLIANCE
                             --------------------

     3.1  Name. The name of the Company is "Global Payment Systems LLC."
          ----

     3.2  Principal Office and Place of Business; Registered Agent. The
          --------------------------------------------------------
registered agent of the Company shall be National Data. The principal and registered office of the Company shall be located at c/o National Data Corporation, National Data Plaza, Atlanta, Georgia 30329-2010 or at such other place designated by Approval of the Board of Directors from time to time and at any time after giving written notice of such designation to the Members. The principal place of business in the State of Georgia shall be at National Data Plaza, Atlanta, Georgia 30329-2010 or at such other place designated by Approval of the Board of Directors from time to time and at any time after giving written notice of such designation to the Members.

     3.3  Statutory Compliance. The Company shall exist under and be governed
          --------------------
by, and this Agreement shall be construed in accordance with, the internal laws of the State of Georgia, without reference to the conflicts of laws or choice of law provisions thereof. GPS, on behalf of the Members, shall make all filings and disclosures required by, and shall otherwise comply with, all such laws. GPS, on behalf of the Members, shall have executed and filed in the appropriate records any certificate or certificates and reports required by law to be filed in connection with the formation and operation of the Company or any amendments to this Agreement and shall execute and file such other documents and instruments as may be necessary or appropriate with respect to the formation of, or the conduct of business by, the Company or the amendment of this Agreement in accordance with the terms of this Agreement, including in every instance any amendments to the articles.

                                   ARTICLE 4
                                   ---------

         PURPOSE OF COMPANY; USE OF COMPANY ASSETS; TITLE TO PROPERTY;
         -------------------------------------------------------------
                         LIMITED LIABILITY OF MEMBERS
                         ----------------------------

     4.1  Company Purposes. The sole purposes of the Company shall be to operate
          ----------------
the Business in accordance with the terms of this Agreement. The Company may also engage in such other activities and businesses as Approved by the Board of Directors or as a Majority in Interest Approves, subject to the terms and conditions of this Agreement and to compliance with, and any limitations imposed by, applicable law, provided, however, Company shall not engage, so long as MasterCard is a Member and there has been no IPO, in the Prohibited Activities without Approval of MasterCard.

     4.2  Title to Property. All real and personal property owned by the Company
          -----------------
shall be owned by the Company as an entity and, insofar as permitted by applicable law, no Member shall have any ownership interest in such property in its individual name or right and each Membership Interest shall be personal property for all purposes.

     4.3  Limited Liability of Members. Each Member's liability shall be limited
          ----------------------------
as set forth in this Agreement, the Act and other applicable law. A Member shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Company beyond the amount contributed by the Member to the capital of the Company.

                                   ARTICLE 5
                                   ---------

                              DURATION OF COMPANY
                              -------------------

     The duration of the Company shall continue until the Company is dissolved and liquidated as provided in Article 23 hereof.

                                   ARTICLE 6
                                   ---------

            PERCENTAGE OWNERSHIP INTERESTS; NET EARNINGS INTEREST;
            ------------------------------------------------------
                                 CERTIFICATES
                                 ------------

     6.1  Percentage Ownership Interest. The National Data Members and
          -----------------------------
MasterCard shall be the initial Members of the Company. The initial "Percentage Ownership Interest" in the Company of each of the Members shall be as follows:

                Member                          Percentage Ownership Interest
                ------                          -----------------------------

                GPS                             78.79% [15,758,000 Units]

                NDC Canada                      0.3% [60,000 Units]

                NDPS                            13.4% [2,680,000 Units]

                NDCI                            0.01% [2,000 Units]

                Total National Data Group       92.5% [18,500,000 Units]

                MasterCard                      7.5%  [1,500,000 Units]

The Percentage Ownership Interest of a Member may change from time to time as provided in Articles 8, 16, and 18.

     6.2  Net Earnings Interest. Notwithstanding the foregoing, the "Net
          ---------------------
Earnings Interests" of the National Data Members and MasterCard shall be 99% for National Data Members and 1% for MasterCard through May 31, 1998; 97% for the National Data Members and 3% for MasterCard from June 1, 1998, through May 31, 1999; 95% for the National Data Members and 5% for MasterCard from June 1, 1999, through May 31, 2000; and at the Percentage Ownership Interests of the Members after May 31, 2000, provided, however, the above percentages are based on the National Data Members having an aggregate Percentage Ownership Interest of 92.5% and MasterCard's having a Percentage Ownership Interest of 7.5% and if the Members have different Percentage Ownership Interests, the respective Net Earnings Interests will be adjusted proportionally. For example if at any time MasterCard's Percentage Ownership Interest were reduced to 3.75%, its Net Earnings Interest thereafter would be 50% of the above amounts. The aggregate Net Earnings Interest allocated to the National Data Members shall be reallocated among the National Data Members based on their respective Percentage Ownership Interests.

     6.3  Certificates; Authorized Units. A Membership Interest shall be
          ------------------------------
evidenced by a certificate issued by the Company in the name of the Member, which certificate shall bear the legend set forth in Section 24.14. Such certificate shall be based on units, with the total number of authorized units of the Company initially being 20,000,000. The number of authorized units may be adjusted from time to time by a Majority in Interest.

                                   ARTICLE 7
                                   ---------

                              CAPITAL OF COMPANY
                              ------------------

     7.1  Contribution by MasterCard. Contemporaneously with the execution of
          --------------------------
this Agreement and pursuant to the Purchase Agreement, MasterCard shall contribute to the Company the MasterCard Contributed Assets. On account of its contribution to the Company of the MasterCard Contributed Assets, MasterCard shall receive a credit to its Capital Account in an amount equal to 7.5% of the initial aggregate Capital Accounts of all of the Members.

     7.2  Contribution by the National Data Members. Contemporaneously with the
          -----------------------------------------
execution of this Agreement and pursuant to the Purchase Agreement, the National Data Members shall collectively contribute to the Company the National Data Group Contributed Assets and sixty million and 00/100 dollars ($60,000,000) in cash. On account of their contribution to the Company of the National Data Group Contributed Assets and the $60,000,000, GPS shall receive a credit to its Capital Account in an amount equal to 78.79% of all Capital Accounts, NDC Canada shall receive a credit to its Capital Account in an amount equal to 0.3% of all Capital Accounts, NDCI shall receive a credit to its Capital Account in an amount equal to 0.01% of all Capital Accounts, and NDPS shall receive a credit to its Capital Account in an amount equal to 13.4% of all Capital Accounts (which in the aggregate constitute 92.5% of the initial aggregate Capital Accounts of all of the Members).

     7.3  MasterCard Purchased Assets. Contemporaneously with the execution of
          ---------------------------
this Agreement and pursuant to the Purchase Agreement, MasterCard shall sell and the Company shall buy the MasterCard Purchased Assets. The value of the MasterCard Purchased Assets shall not be a credit to the MasterCard Capital Account and the price for such assets shall not be a debit thereto, the sale of the MasterCard Purchased Assets constituting a transaction between a partner and a partnership other than in its capacity as a partner for federal income tax purposes.

     7.4  Capital Accounts. A separate capital account (each a "Capital
          ----------------
Account") shall be maintained for each Member, and the amount of such capital account, as of any particular date, shall be the sum of the following amounts:

          (a) the aggregate amount of cash that has been contributed to the capital of the Company by such Member as of such date; plus
                                                            ----

          (b) the net fair market value (as Approved by the Board of Directors as of the date of contribution) of any property that has been contributed by such Member to the capital of the Company as of such date; plus
                                                                   ----

          (c) the aggregate amount of the Company's Net Profit and Sale Gain for all Fiscal Years ending prior to such date that has been, or is required to be, allocated to such Member pursuant to Sections 9.1 and 9.2 hereof; plus
             ----

          (d) the aggregate amount of items of income for all Fiscal Years ending prior to such date that has been, or is required to be, allocated to such Member pursuant to Sections 9.7, 9.8 and 9.9 hereof and the positive items described in Sections 9.4 and 9.11; minus
                                               -----

          (e) the aggregate amount of the Company's Net Loss and Sale Loss for all Fiscal Years ending prior to such date that has been, or is required to be, allocated to such Member pursuant to Section 9.3 hereof; and minus
                                                                      -----

          (f) the aggregate amount of items that have been, or are required to be, allocated to such Member pursuant to Sections 9.6 and 9.10 and the negative items described in Sections 9.4 and 9.11 hereof for all Fiscal Years ending prior to such date; and minus
                                          -----

          (g) the aggregate amount of cash and the agreed upon net fair market value (as of the date of distribution) of all other property that has been distributed to such Member by the Company as of such date.

The value of any property contributed by or distributed to a Member which holds a Majority in Interest shall be subject to the provisions of Article 12. A Member's capital account shall also be increased or decreased to reflect any items described in Treasury Regulation (S). 1.704-1(b)(2)(iv) that are required to be reflected in such Member's capital account under such Regulation and which are not otherwise taken into account in computing such capital account as provided above.

       7.5  Interest On and Return of Capital. No Member shall be entitled to
            ---------------------------------
any interest on such Member's Capital Account or on such Member's contributions to the capital of the Company; and except as otherwise provided in Articles 10 and 23 hereof, no Member shall have the right to demand or to receive the return of all or any part of such Member's Capital Account or of such Member's contributions to the capital of the Company.

       7.6  No Third-Party Rights. Nothing contained in this Article 7 nor any
            ---------------------
other provision of this Agreement shall be construed to create any rights or benefits in any Entity, other than the Members, and their respective legal representatives and permitted transferees, successors and assigns, subject to the limitations on transfer contained herein.

                                   ARTICLE 8
                                   ---------

                      ADDITIONAL FINANCIAL CONTRIBUTIONS
                      ----------------------------------

       8.1  Working Capital Commitment. National Data shall make available to
            --------------------------
Company working capital of no less than $15 million through (a) direct loans to Company from one or more members of the National Data Group, (b) loans to Company from third party lenders, or (c) retained earnings or other cash flow of Company. Any such working capital loans from any member of the National Data Group (or any Affiliate thereof) shall bear interest at National Data's Cost of Funds plus the amount computed in accordance with Exhibit A. To the extent that the Company has at any time a working capital loan from an Entity or Entities other than National Data or has retained earnings or cash flow available for working capital purposes, National Data's obligation hereunder shall be correspondingly reduced; and at the earlier of an IPO or the time that such other funds available for working capital purposes equals or exceeds $15 million, National Data's obligation hereunder shall cease.

       8.2. Additional Funds for Company. Unless otherwise provided in this
            ----------------------------
Agreement, the Members may, but are not obligated to, make such additional contributions of capital to the Company in such manner and at such times as the Members unanimously may agree. In addition, the National Data Members shall have the right at any time to make additional contributions of capital to the Company in such manner and on such terms as are determined by Approval of the Board of Directors to be fair to and in the best interests of the Company and the Members. The additional capital provided by any National Data Member shall, at such National Data Member's sole election, be treated as either (i) a loan, or
(ii) as an acquisition of additional equity. In the event such capital contribution is treated as a Term Loan (as hereinafter defined) or as an acquisition of additional equity, MasterCard shall have the right to participate in such Term Loan or acquisition of equity on the same terms as the National Data Member(s). MasterCard's participation shall not exceed a percentage equal to its Percentage Ownership Interest at the time of the contribution divided by the sum of (x) MasterCard Percentage Ownership Interest and (y) the aggregate Percentage Ownership Interests of all of the National Data Members. A "Term Loan" shall be any loan, other than (a) extensions of credit consistent with the terms in Section 8.1, (b) loans that bear interest at no more than National Data's Cost of Funds, or (c) unsecured loans that have an aggregate principal balance at any time in the aggregate of less than ten million dollars ($10,000,000). Any transaction involving a Term Loan or additional equity in which MasterCard has been offered the opportunity to participate in accordance with the terms of this Section 8.2 shall not be subject to the provisions of
Article 12. MasterCard shall be given written notice of any such opportunity to make a capital contribution or loan and shall be given sixty (60) days to elect to make such contribution or loan. A National Data Member or Members may make the entire contribution in accordance with the provisions of Article 12 for the period preceding the time MasterCard communicates its decision to participate in the contribution or loan. The participation rights granted to MasterCard under this Article 8 shall cease to exist upon the first to occur of (a) an IPO or (b) MasterCard's having less than the Minimum Equity.

                                   ARTICLE 9
                                   ---------

                       ALLOCATION OF PROFITS AND LOSSES
                       --------------------------------

       9.1    Net Profit. The Company's Net Profit, if any, for each Fiscal Year
              ----------
shall be allocated to the Members in the following manner and in the following order of priority:

              (a) first, to the Members, in proportion to, and to the extent of, their respective shares of any distributions made or to be made by the Company pursuant to Section 10.1 hereof with respect to such Fiscal Year; then

              (b) second, to the Members, in proportion to, and to the extent of, the respective excesses, if any, of any distributions made or to be made by the Company pursuant to Section 10.1 hereof with respect to such Fiscal Year and for all prior Fiscal Years over the respective aggregate
                                                  ----
       amounts of Net Profit theretofore allocated to such Members pursuant to
       Section 9.1(a) hereof above (including Net Profit allocated to the Members under Section 9.1(a) hereof for such Fiscal Year) and this
       Section 9.1(b); and then

              (c) to the Members in proportion to their Percentage Ownership Interests.


       9.2    Allocation of Sale Gain. Any Sale Gain recognized by the Company
              -----------------------
in any Fiscal Year shall be allocated in the following order of priority:

              (a) first, to the Members in an amount and in a manner so as to cause their Capital Accounts to be in proportion to their respective Percentage Ownership Interests; and

              (b) second, to the Members in proportion to their respective Percentage Ownership Interests as of the last day of such Fiscal Year (the "Last Day").

For purposes of this Section 9.2, the amount of a Member's capital account as of a Last Day shall be computed as of such Last Day in the manner provided in
Section 7.4 hereof, but shall be adjusted to reflect the allocation to such Member of all amounts required to be allocated to such Member for such Fiscal Year under Article 9 hereof (other than pursuant to this Section 9.2).

       9.3    Net Loss and Sale Loss. The Company's Net Loss and any Sale Loss
              ----------------------
for each Fiscal Year shall be allocated to the Members:

              (a) first in such amount and in such proportion as to cause their respective Capital Accounts to be in proportion to their respective Percentage Ownership Interests; and

              (b) thereafter, in proportion to their respective Percentage Ownership Interests.

         9.4 Book Depreciation. Book Depreciation and any other loss or
             -----------------
deduction (including loss on sale) with respect to ownership of the Company's assets shall be included in the calculation of Net Income and Net Loss provided, however, that the Book Depreciation and any other loss or deduction (including loss on sale) with respect to the following assets shall not be so included, but shall be allocated in the manner indicated:

         (a) With respect to $60,000,000 of the MasterCard Purchased Assets, such items shall be specially allocated to the Members in accordance with their Net Earnings Interests until an Adjustment Event;

         (b) With respect to the National Data Group Contributed Assets, such items shall be specially allocated to the Members in accordance with their Net Earnings Interests until an Adjustment Event;

         (c) With respect to $50,000,000 of the MasterCard Purchased Assets, such items shall be allocated to the Members in accordance with their Percentage Ownership Interests until an Adjustment Event.

         9.5 Section 704(c) Allocation. Any items of income, gain, loss and
             -------------------------
deduction with respect to any property that has been contributed by a Member to the capital of the Company and which is required or permitted to be allocated to the Members for income tax purposes under Section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its agreed upon fair market value at the time of its contribution shall be allocated to the Members solely for income tax purposes in accordance with the traditional method set forth in Treasury Regulation (S). 1.704-3(b) with respect to contributions by MasterCard and the National Data Members and otherwise by Approval of the Board of Directors.

         9.6 Limitation on Net Loss Allocation. Notwithstanding the provisions
             ---------------------------------
of Section 9.3 hereof, if the amount of Net Loss and Sale Loss that would otherwise be allocated to a Member in any Fiscal Year under Section 9.3 hereof would cause (or increase) an Adjusted Capital Account Deficit for any Member as of the Last Day of such Fiscal Year, then a proportionate part of such Net Loss and Sale Loss equal to the sum of such Net Loss and Sale Loss, to the extent it creates (or increases) such Member's Adjusted Capital Account Deficit, shall be allocated to the other Member(s) to the extent possible.

         9.7 Qualified Income Offset. Notwithstanding any provision hereof to
             -----------------------
the contrary, if any Member unexpectedly receives in any Fiscal Year any adjustment, allocation or distribution described in Treasury Regulations (S)(S). 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and if such Member has an Adjusted Capital Account Deficit as of the Last Day of such Fiscal Year, then all items of income and gain (including Sale Gain) of the Company (consisting of a pro rata portion of each item of Company income and gain, including gross income and Sale Gain) for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) shall be allocated to such Member in the amount and in the manner necessary to eliminate such Adjusted Capital Account Deficit as quickly as possible.

         9.8 Gross Income Allocation. Notwithstanding any provision hereof to
             -----------------------
the contrary, if a Member has an Adjusted Capital Account Deficit as of the Last Day of any Fiscal Year, then items of income and gain (including Sale Gain) of the Company (after taking into account allocations otherwise to be made to such Member other than those provided in Section 9.7 and this Section 9.8) shall be allocated to such Member in the amount and in the manner necessary to eliminate such Adjusted Capital Account Deficit as quickly as possible.

       9.9  Minimum Gain and Member Minimum Gain Chargeback. Notwithstanding any
            -----------------------------------------------
provision hereof to the contrary, any item of Company income or gain (including Sale Gain) for any Fiscal Year (or any portion of any such item) that is required to be allocated to the Members under Treasury Regulations (S)(S). 1.704-2(f) or 1.704(2)(i)(4) shall be allocated to the Members for such Fiscal Year (and, if necessary, for succeeding years) in the manner so required by such Treasury Regulations.

       9.10 Member Nonrecourse Deductions. Except to the extent otherwise
            -----------------------------
allocated pursuant to Section 9.4, any item of Company loss, deduction or expenditure described in Section 705(a)(2)(B) of the Code for any Fiscal Year (or any portion of any such item) that is required to be allocated to the Members under Treasury Regulation (S). 1.704-2(i)(1) shall be allocated to the Members in proportion to their respective allocations of Net Income or Net Loss for such Fiscal Year.

       9.11 Target Final Balances. The allocations of Net Profit, Net Loss, Sale
            ---------------------
Gain and Sale Loss and the allocations in Section 9.4 of this Agreement are intended to produce final Capital Account balances (Capital Account balances immediately prior to the liquidation of the Company or of a Membership Interest, after taking into account all allocations for fiscal periods through such point in time) that are at levels ("Target Final Balances") that permit liquidating distributions which, if made in accordance with such final Capital Account balances would equal the distributions that would occur if such liquidating proceeds were distributed in accordance with Percentage Ownership Interests at that time. To the extent that the allocation provisions of this Agreement would not produce the Target Final Balances, the Members agree to take such actions as are necessary to amend such allocation provisions to produce such Target Final Balances. Notwithstanding the other provisions of this Agreement, allocations of income, gain, loss and deduction (including items of gross income, gain, loss and deduction) shall be made to the maximum extent possible to produce such Target Final Balances.

       9.12 Tax Allocations. Except to the extent otherwise provided
            ---------------
specifically in this Article 9, all items of Company income, gain, loss, and deduction for federal, state, and local income tax reporting for any Fiscal Year shall be divided among the Members in the same proportion as the sum of items that are allocated to their respective Capital Accounts for the year are divided.

                                  ARTICLE 10
                                  ----------

                       DISTRIBUTION OF COMPANY PROPERTY
                       --------------------------------

         10.1 Annual Distributions. The Company shall distribute to the Members
              --------------------
as soon as possible following the close of a Fiscal Year (except in the year of a Conversion in which case such distribution shall be made no later than immediately prior to the Conversion) the following amounts in the following order and priority:

              (a) For any period prior to an Adjustment Event, an amount equal to the Net Earnings of the Company shall be distributed to the Members in proportion to their respective Net Earnings Interests and any Net Cash Flow in excess of the Net Earnings shall be distributed to the Members in proportion to their respective Percentage Ownership Interests. If Company does not have sufficient Net Cash Flow to make the foregoing distribution, to the extent such actual distributions are less than the required amount, the Company will be deemed to have made the distribution and to have borrowed the funds from the Members in accordance with Section 8.2.

              (b) For any period following an Adjustment Event, Net Cash Flow shall be distributed to the Members in proportion to their respective Percentage Ownership Interests.

The total amount distributed to the Members under paragraph (a) or (b) hereof shall, with respect to each Fiscal Year, be no less than the total federal, state and local income taxes that the Company would have paid if it had been a corporation.

       10.2 Net Sales Proceeds. Subject to the provisions of Section 23.2
            ------------------
hereof, Net Sales Proceeds shall be distributed by the Company to the Members in the proportion to their respective Percentage Ownership Interests.

       10.3 Consent to Distributions. All distributions provided for herein
            ------------------------
shall be made only as and when determined by Approval of the Board of Directors, consistent with the provisions of this Article 10.

       10.4 Withholding. If the Code or applicable state law requires the
            -----------
Company to withhold any tax with respect to a distributive share of Company income, gain, loss, deduction or credit, or a distribution of cash or property, the Company shall withhold and pay the tax. If at any time the amount required to be withheld exceeds the amount that would otherwise be distributed to the Member to whom the withholding requirement applies, then that Member shall make a contribution to the Company equal to the excess of the amount required to be withheld over the amount, if any, that would otherwise be distributed to that Member and which is available to be withheld. Any amount withheld with respect to a Member shall be deducted from the amount that would otherwise be distributed to that Member but shall be treated as though it had been distributed to such Member.

                                  ARTICLE 11
                                  ----------

                             MANAGEMENT of COMPANY
                             ---------------------
       11.1 Board of Directors. The management and control of the business
            ------------------
affairs of the Company shall be vested in the Members, which have chosen, as a matter of administrative convenience, to exercise such management and control through the Board of Directors, composed of one member designated by MasterCard, three members (in the aggregate) designated by the National Data Members, and such additional members as may from time to time be designated by a Majority in Interest (the members of the Board of Directors being hereinafter collectively referred to as the "Directors," and individually as a "Director"); provided, however, that (a) in no event shall the Board of Directors have fewer than two
(2) members and (b) until an IPO, no employee or director of a Prohibited Transferee shall serve as a Director without first obtaining the Approval of the Director designated by MasterCard; and provided further that MasterCard shall not be entitled to appoint a Director after an IPO or after MasterCard owns less than the Minimum Equity. The foregoing restriction on the designation of an employee or director of a Prohibited Transferee shall not apply to any person from and after such person's retirement, resignation or other termination of services as such employee or director of a Prohibited Transferee. Each Member agrees that the Director(s) appointed by such Member shall have the authority to act on such Member's behalf to effectuate the purposes of this Agreement, to execute documents on its behalf (unless such Member provides to the other

Member(s) prior written notice to the contrary) and, acting as a member of the Board of Directors, to determine policy for the Company. Directors serve solely at the pleasure of the Member or Members appointing them and a Member or Members may at any time and from time to time replace such Director(s). Each Director shall have the right to rely on the authority of the other Directors to act hereunder until such time as the Director receives written notice that a Director has been removed or his authority has been limited. Each Member entitled to designate a Director, by written notice to the other, may designate an individual to serve as an alternate Director but each Director shall have only one (1) vote on the Board of Directors, in connection with an Approval by the Board of Directors under this Agreement. No Director shall have the authority to execute any instrument or bind the Company in any way without the express Approval of the Board of Directors.

       11.2 Initial Board of Directors. The initial Board of Directors shall be as follows:

       Director appointed by MasterCard:               William I Jacobs
                                                       ----------------

       Directors appointed by the National Data        Robert A. Yellowlees
                                                       --------------------
       Members:                                        Edward L. Barlow
                                                       ----------------
                                                       Neil Williams
                                                       -------------

       11.3 Meetings of Board of Directors. Meetings of the Board of Directors
            ------------------------------
may be called by any Director on no less than 36 hours notice; provided, however, that any Director may, within 24 hours of a called meeting, request a delay in such meeting by up to 24 hours, and such delay shall be granted if it is impractical for such Director to attend the meeting at the original time. The Board of Directors may meet at any place within or without the State of Georgia, as set forth in the notice of the meeting; a Director who is unable to attend a meeting in person may attend at his election via telephone by providing notice of such participation and the telephone number at which he can be reached at least three (3) hours prior to such meeting. Regular and special meetings shall be held at any place designated from time to time by Approval of the Board of Directors, including, but not limited to, meetings by telephone conference call in which each participant is able to speak to and hear each other participant.

         11.4 Action by Board of Directors. Any action required herein to be
              ----------------------------
Approved or taken by the Board of Directors may be Approved or taken only upon
(a) Approval of the Board of Directors at a validly-held meeting, or (b) through an executed written consent signed by all of the Directors specifying the actions Approved and/or to be taken and such consent is filed in the minute book of the Company. Any such written consent shall be sent to each Director as promptly as practicable. Notwithstanding the provisions of. (S) 14-11-308(b) of the Act, except as expressly limited by this Agreement, the Board of Directors shall have the sole and exclusive right to manage and control, and complete and exclusive discretion in the management and control of, the affairs and business of the Company on behalf of the Members; and shall have all of the rights and powers of a Manager (as defined in the Act) of a limited liability company to the extent permitted by the Act, including, without limitation but subject to the other provisions of this Agreement, the exclusive right and power to:

          (a) acquire by purchase, lease, or otherwise any real or personal property;

          (b) borrow money for the Company from such Entities, including banks, other lending institutions, Members, or Affiliates of any one or more Members and on such terms as the Directors deem appropriate, and in connection with such borrowing, to hypothecate, encumber and grant security interests in any and all of the Property to secure repayment of the borrowed sums;

          (c) purchase liability and other insurance on behalf of the Company;

          (d)     hold and own any property in the name of the Company;

          (e) invest any Company funds (directly or by loans to any Entity in the National Data Group or any Affiliate thereof) temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments;

          (f)     transfer any or all of the property;

          (g) execute or cause to be executed and delivered on behalf of the Company all contracts in such form as the Directors may approve, including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages, security agreements, financing statements, documents providing for the acquisition or disposition of property, assignments, bills of sale, leases, partnership agreements, operating agreements, and any other instruments or documents necessary or appropriate, in the opinion of the Directors, to the business of the Company;

          (h) employ accountants, legal counsel, consultants, agents and other Entities to perform services for the Company and to compensate them from Company funds;

          (i) distribute funds to Members by way of cash, income, return of capital, or otherwise, all in accordance with this Agreement;

          (j) institute, prosecute, defend, settle, compromise, and dismiss lawsuits and other judicial or administrative proceedings brought on, in behalf of or against the Company, Directors or Members in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

          (k) do and perform all other acts necessary or appropriate to the conduct of the Company's business;

          (l) take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, necessary or appropriate to accomplish the purposes of the Company;

          (m) establish offices of the Company, such as but not limited to president, vice president, secretary and treasurer, designate persons ("Officers") to serve in such offices at the pleasure of the Board of Directors, and delegate certain of the above-described authority to such officers as provided in
                  Section 11.11 below; and

          (n) make any and all elections and decisions with respect to any federal, state, local or foreign tax or the reporting thereof.


     11.5  Expenses and Compensation of Board of Directors. All the
           -----------------------------------------------
out-of-pocket expenses incurred by each of the Directors in connection with their service on the Board of Directors and any compensation to Directors that are not officers or employees of MasterCard or any Entity in the National Data Group for service on such Board of Directors, as determined by a Majority in Interest, shall be borne by the Company.

     11.6  Restrictions on Authority of Board of Directors.
           -----------------------------------------------

     (a) Without the consent of each Member and except as otherwise expressly permitted herein, the Board of Directors may not:

               (i)      do any act in contravention of this Agreement;

               (ii) possess property, or assign rights in specific property, for other than a Company purpose; or

               (iii) knowingly perform any act that would subject any Member to liability for the obligations of the Company in any jurisdiction.

         (b) Without the consent of a Majority in Interest and MasterCard (prior to the earlier of an IPO or MasterCard's no longer being a Member), the Board of Directors may not:

               (i) amend the Articles or this Agreement except to admit new Members in accordance with this Agreement;

               (ii) cause or permit the issuance or transfer of any equity interest in the Company or any successor to a Prohibited Transferee, or otherwise cause or permit a Prohibited Transferee to become a Beneficial Owner of any such equity interest;

               (iii) amend Section 7.2(c) of the Parent Services Agreement (relating to indemnification of the Company by National Data with respect to the Parent Benefit Plans), the NDCI Service Agreement or the Software License Agreement (each as defined in the Purchase Agreement) or take any other action (including without limitation canceling such agreements) if the effect of such amendment or other action would be to adversely affect the benefits and protections afforded to the Company by Section 7.2(c) of the Parent Services Agreement, the NDCI Service Agreement or the Software License Agreement; or

               (iv) cause or permit the Company to guarantee or furnish any collateral for any obligation of any Member or any Affiliate of any Member.

          (c) Without the consent of a Majority in Interest and except as otherwise expressly permitted herein, the Board of Directors may not:

                  (i) do any act which would (A) make it impossible to carry on the ordinary Business of the Company or (B) change the Business of the Company;

                  (ii) dissolve and liquidate the Company except in accordance with Article 23;

                  (iii) merge the Company;

                  (iv) sell all or substantially all of the assets of the Company; or

                  (v) admit new members to the Company and amend the Articles and/or the Agreement to reflect such admissions.

     11.7  Voting Rights of Members. Except as provided in Section 11.6(a) of
           ------------------------
this Agreement, the consent of a Majority in Interest is required to take any action or give any Approval as Members including, but not limited to, any of the actions listed in ss.14-11-308(b) of the Act. The Members expressly agree that unanimous approval of Members is not required for the actions in ss.14-11-308(b) of the Act.

     11.8  Authority of Members; Meetings; Action by Members Without a Meeting.
           -------------------------------------------------------------------
Members shall have no authority to execute any instrument or bind the Company in any way without the express Approval of a Majority in Interest. A meeting of Members shall be called by the Directors whenever they deem necessary or by any Member. Any such meeting shall be held at the principal place of business of the Company, or at such other location as the Members may mutually agree, and may be held in person or by telephonic conference call in which each participant can speak to and hear each other participant. The Board of Directors or the Member shall send each Member a written notice of each meeting, stating the time, date, place and purpose of the meeting, not less than five (5) days before the scheduled date of such meeting. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by a Majority in Interest or such other vote as may be required pursuant to Section 11.6 and delivered to the Secretary or other person designated by the Members for inclusion in the minutes or for filing with the Company records. Any such consent shall be sent to each Member as promptly as practicable. Action taken under this Section 11.8 is effective when a Majority in Interest, or all Members, as the case may be, has signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

     11.9  Waiver of Notice. When any notice is required to be given to any
           ----------------
Director or Member, a written waiver of notice signed by the Member or Director entitled to such notice, whether before, at, or after the time stated in the notice, shall be equivalent to the giving of such notice.

     11.10 Officers. The Board of Directors is hereby authorized by the
           --------
Members to appoint Officers by resolution to implement the decisions of the Board of Directors, including, but not limited to, the administration of the day-to-day business of the Company, and, subject to the terms of Section 11.7 hereof and the other provisions of this Agreement, the administration of the ordinary and usual business affairs of the Company, except as expressly limited by this Agreement, and the Officers so appointed shall be responsible for such implementation. Except as expressly provided to the contrary in this Agreement, and except as otherwise directed by the Board of Directors, the Officers are authorized to make decisions relating to the day-to-day affairs of the Company and to implement such decisions. In addition, the Board of Directors is hereby authorized to delegate to the Officers such responsibilities as deemed appropriate by Approval of the Board of Directors, including, but not limited to, the right to execute and deliver instruments on behalf of the Company.

     11.11  Removal of Officers. Any of the Officers may be removed by Approval
            -------------------
of the Board of Directors, by written notice of such removal given without any prior notice or warning, for any reason whatsoever, and the Board of Directors shall appoint such Officer's successor.

     11.12  Compensation for Services. No Member or Affiliate of any Member
            -------------------------
shall receive any compensation from the Company for its services as a Member of the Company without having first obtained the Approval of the Board of Directors for the payment of any such compensation by the Company. Compensation of Officers shall be as Approved by the Board of Directors.

     11.13  Liability of the Members, Officers and Directors. As long as a
            ------------------------------------------------
Member, an Officer or a Director, as applicable, shall act in good faith with respect to the conduct of the business and affairs of the Company, no such Member, Officer or Director shall be liable to the Company or to the Members, in damages or otherwise, for any error of judgment, for any mistake of fact or of law, or for any other act or thing which such Member, Officer or Director, as applicable, may do or refrain from doing in connection with the business and affairs of the Company, except in the case of gross negligence, willful misconduct, fraud or bad faith.

     11.14  Indemnity. The Company does hereby agree to indemnify and to hold
            ---------
the Officers, the Directors, and the Members wholly harmless from any loss, expense or damage suffered by any Officer, Director or Member by reason of anything such Officer, Director or Member, as applicable, may do or refrain from doing hereafter for and on behalf of the Company and in furtherance of its interests to the extent authorized hereunder; provided, however, that the Company shall not be required to indemnify any Officer, Director or Member for any loss, expense or damage which such Officer, Director, or Member, as applicable, might suffer as a result of such Officer's, Director's or Member's, as applicable, gross negligence, willful misconduct, fraud or bad faith.

                                   ARTICLE 12
                                   ----------

                           RELATED PARTY TRANSACTIONS
                           --------------------------

       Except as otherwise provided in this Article 12 and elsewhere in this Agreement, any of the Members or their Affiliates may engage in transactions with the Company in addition to those contemplated by this Agreement (an "Affiliate Transaction"), provided, that each Member shall, in good faith, cause the transaction with the Company to be on a commercial arm's length basis, and the Board of Directors shall not permit or Approve any such transaction, including but not limited to any transaction involving matters affecting the working capital of the Company, unless it shall have determined that the transaction satisfies the foregoing requirement and is in the best interest of the Company and the Members, provided, however, that the foregoing obligations shall not apply to MasterCard with respect to transactions not involving MasterCard or any of its Affiliates. In determining whether a particular transaction with the Company satisfies the criteria of this Article 12, all aspects of such transaction and all facts and circumstances surrounding such transaction taken together (and if such transaction is one of a series of related transactions, including pursuant to any pre-established contract or arrangement, then all of such related transactions, and the terms of such contract or arrangement) shall be taken into account. In the event that a Member reasonably believes that any Member has entered into an Affiliate Transaction with the Company that does not comply with the foregoing provisions, such Member shall have the right to submit the question to Arbitration as provided in Article 22. Notwithstanding anything to the contrary contained in Section 11.8, MasterCard shall have the right to enforce on behalf of the Company any and all agreements between the Company and any Entity in the National Data Group (or any Affiliate thereof) including, without limitation, the Purchase Agreement, the NDCI Service Agreement and the Software License Agreement. The rights granted to MasterCard under this Article shall cease to exist upon the first to occur of (a) an IPO or (b) MasterCard's having less than the Minimum Equity.

                                  ARTICLE 13
                                  ----------

                                    BANKING
                                    -------

       The funds of the Company shall be kept in one or more separate bank accounts in the name of the Company in such banks or other federally-insured depositories as may bed by the Board of Directors, or shall otherwise be invested in the name of the Company upon such terms and conditions as Approved by the Board of Directors from time to time. All withdrawals from any such bank accounts or investments established by the Company hereunder shall be made on such signature or signatures as may from time to time be Approved by the Board of Directors.

                                  ARTICLE 14
                                  ----------

                             ACCOUNTING; APPRAISAL
                             ---------------------

       14.1 Books of Account. GPS shall maintain for the Company true and
            ----------------
accurate books of account at such locations as may receive Approval of the Board of Directors, and each Member shall at all times have access thereto.

       14.2 Method of Accounting. The Company's books of account shall be
            --------------------
maintained, and its income, gains, losses and deductions shall be determined and accounted for in accordance with GAAP and using the methods Approved by the Board of Directors.

       14.3 Financial and Operating Statements. Within seventy-five (75) days
            ----------------------------------
after the close of each Fiscal Year, GPS, at the expense of the Company, shall have a full audit and financial statements of the Company for such Fiscal Year prepared and distributed to the Members. Such financial statements and audit results shall be prepared by the Company and shall be true and correct, shall be certified in the customary manner by a so-called "Big Six" firm of independent certified public accountants as may be Approved by the Board of Directors, shall be in accordance with the Board of Directors' requirements and specifications therefor, and shall include an income and expense statement and balance sheet which shall reflect the results of the operations of the Company for such Fiscal Year, the financial condition of the Company, and all other information customarily reflected in financial statements prepared in accordance with generally-accepted accounting principles. Within forty-five (45) days after the end of each quarter, the Company shall also have prepared and delivered to each Member (a) a profit and loss statement and Company balance sheet, and a comparison to the income and expenses of the Company through the previous calendar quarter, and (b) a cash flow statement, setting out current quarter and year-to-date figures.

       14.4 Income Tax Returns. Following the close of each Fiscal Year, the
            ------------------
Company shall have prepared and delivered to each Member, at the expense of the Company, information with respect to the business transactions of the Company for such Fiscal Year in sufficient detail to enable each Member to prepare such Member's federal, state and local income tax returns in accordance with all then applicable laws, rules and regulations. The Company shall also cause any federal, state or local income tax returns to be prepared and submitted for review and Approval of the Board of Directors prior to the due date thereof (as the same may be extended), and following appropriate modifications and final approval thereof shall cause the same to be properly filed. The Members acknowledge and agree that the Company is a partnership for income tax purposes, and that they shall file tax returns and otherwise conduct their affairs in a manner consistent with such characterization.

       14.5 Tax Matters Partner. GPS shall be the "Tax Matters Partner" for Code
            -------------------
purposes and shall notify the Members promptly of any tax audit or other tax examination or determination of which it is notified materially affecting the Company or the Members and shall provide any Member upon request copies of all notices or communications with respect thereto. GPS specifically shall have the power to (a) extend the statute of limitations or any period of limitations with respect to the Company in any matter; (b) agree to any settlement of any tax matter affecting the Company, (c) file any petition for judicial review, or any other judicial proceeding with respect to the Company in any matter; or (d) file any requests for administrative review or adjustment, or other administrative relief, on behalf of the Company, in any matter.

                                  ARTICLE 15
                                  ----------

                            CONVERSION OF THE COMPANY
                            -------------------------

       At any time on or after Closing, GPS may request a Conversion. Upon such request, GPS and the Board of Directors shall prepare and GPS shall have the right to require the Company and any of its Members to execute and deliver any agreements, instruments or other documents reasonably required by GPS to consummate the Conversion. The articles of incorporation, bylaws and organizational minutes of the surviving corporation shall be Approved by GPS. Each Member agrees that it will execute and deliver all such agreements, instrument and documents as are required, in the reasonable judgment of GPS, to be executed by such Member in order to consummate the Conversion, provided those documents otherwise satisfy all the requirements of this Agreement.

       Upon consummation of a Conversion, each Member will be entitled to receive that number of shares of stock of the surviving corporation obtained by multiplying the total number of shares of common stock to be issued by the surviving corporation in connection with the Conversion by the Percentage Ownership Interest held by such Member as of the date of Conversion. Such Member's Percentage Ownership Interest may be changed immediately prior to the Conversion pursuant to Article 20. In addition, the surviving corporation will assume all of the outstanding debt and other liabilities of the Company. No Member shall be subject to any obligations in any way permitting, restricting or limiting its ability to participate fully in such Conversion. Except as the provisions of this Agreement specifically state otherwise, all rights, protections and benefits of the Members under this Agreement shall continue to be available to them in their capacity as stockholders of the surviving corporation. Further, the articles of incorporation and bylaws of the surviving corporation shall incorporate the governance and other operating provisions of this Agreement and a shareholders' agreement shall incorporate the various rights, protections and benefits provided to a Member by this Agreement, including but not limited to the rights provided for in Articles 20 and 21 hereof, except to the extent expressly waived in writing by the Member or Members entitled to such right, protection or benefit.

       The Members acknowledge that a Conversion may be undertaken in connection with other events, such as an IPO, an acquisition of another business or Entity or the sale of equity in the surviving corporation to other persons and that such Conversion shall be deemed completed immediately prior to any such event.

                                   ARTICLE 16
                                   ----------

                        ADMISSION OF ADDITIONAL MEMBERS
                        -------------------------------

       Subject to and except as otherwise provided in Article 18, no additional Entity shall be admitted to the Company as a Member (whether as a result of issuance of new Membership Interests or transfers of existing Membership Interests) without the Approval of the Board of Directors and Approval of a Majority in Interest. Any adjustment to the Membership Interests of the Member that may occur as a result of the issuance of new Membership Interests when admitting another Entity to the Company as a Member shall be shared by all Members on a pro-rata basis according to such Member's Percentage Ownership Interest.

                                   ARTICLE 17
                                   ----------

                                  WITHDRAWALS
                                  -----------

       Each of the Members does hereby covenant and agree that such Member will not withdraw or retire from the Company except as the result of a permitted transfer of such Member's entire interest in the Company pursuant to Article 18, 20 or 21 hereof, and that such Member will otherwise carry out such Member's duties and responsibilities hereunder until the Company is dissolved and liquidated pursuant to Article 23 hereof.

                                  ARTICLE 18
                                  ----------

                       TRANSFER OF MEMBERS' INTERESTS;
                       --------------------------------
                       ADMISSION OF  ADDITIONAL MEMBERS
                       --------------------------------

       18.1 Transfers of Members' Interests. Each of the Members hereby
            -------------------------------
covenants and agrees that such Member will not at any time sell, assign, transfer, mortgage, pledge, encumber, hypothecate or otherwise dispose of all or any part of such Member's interest (excluding, however, such Member's right to distributions hereunder, if such Member otherwise retains its status as a Member) in the Company to any Entity, other than pursuant to the following provisions of this Section 18.1 or the applicable provisions of Article 20 or 21 hereof, without first having obtained the Approval of any such proposed disposition from a Majority in Interest of the other Members (excluding Affiliates) and without having complied with all applicable federal and state securities laws. Notwithstanding the foregoing, a Member other than GPS may assign or otherwise transfer all or any part of such Member's Membership Interest in the Company to an Affiliate of such Member or by operation of law (any such transfer being deemed "Approved" for purposes of the remaining provisions of this Section 18.1). Any transfer in excess of those permitted under the preceding two sentences must be approved by a Majority in

Interest of the Members that are not Affiliates of the Member making the transfer. Following a Conversion or an IPO, all of the foregoing restrictions on transfer shall terminate. Any Member seeking to transfer solely the economic portion of its Membership Interest (including a Member seeking to transfer its Membership Interest under the applicable provisions of Article 21) may do so without such approval and any transferee of such rights shall not be considered a Member. In order to effectuate any assignment or transfer of a Member's interest in the Company to any Entity which is Approved hereunder to be admitted as a Member in the Company as permitted under this Section 18.1, the retiring Member shall require any such assignee or transferee to accept in writing all of the applicable terms of this Agreement and may require such assignee or transferee to execute any other instruments and agreements and pay any fees desired by the retiring Member. The remaining Member(s) agree(s), at the retiring Member's request, to join with the retiring Member and any such assignee or transferee in the execution of an amendment to this Agreement admitting such assignee or transferee as a Member and, if only a portion of the retiring Member's interest in the Company is being transferred, modifying such terms hereof as are reasonably necessary to allocate, between the retiring Member and such assignee or transferee, such of the retiring Member's rights and obligations hereunder as the retiring Member wishes to allocate. The foregoing procedure for effectuating transfers or assignments of the retiring Member's interest in the Company and the substitution or admission as a Member of the Company of such transferees or assignees shall apply to all such transfers, substitutions and admissions, but shall have no effect after an IPO or with respect to any stock of a corporation into which the Company may be converted pursuant to Article 15. The foregoing restrictions have no application to any new Membership Interests in the Company that are issued pursuant to the terms of this Agreement except and to the extent this Article is made to apply to such Membership Interests after they have been issued by Approval of the Board of Directors and a Majority in Interest. The Members agree that, until an IPO, no Membership Interest or a Member's right to distributions under this Agreement will be transferred to a Prohibited Transferee without the Approval of MasterCard provided MasterCard is then a Member or to a competitor of the Company without the Approval of a Majority in Interest. NDC agrees that, until an IPO, NDC shall not cause of permit any Prohibited Transferee to Beneficially Own any equity or debt security of any Entity which is controlled by NDC (but specifically excluding NDC itself), such that as a result of such Beneficial Ownership such Prohibited Transferee would Beneficially Own any Membership Interest, provided MasterCard is then a Member.

       18.2 Section 754 Election. In the event of a transfer of all or part of a
            --------------------
Member's interest in the Company, the Company shall elect, at the request of any existing Member or any person being admitted as a Member, to adjust the basis of the Company's assets pursuant to Section 754 of the Code or the corresponding provision of subsequent law. In the case of a newly-admitted Member, the election shall be filed by the Company as constituted prior to such admission. The transferee of the Membership Interest shall pay all costs of preparing and filing such election and for any increased accounting costs thereafter attributable to such election.

                                  ARTICLE 19
                                  ----------

                                    DAMAGES
                                    -------

       Any payment of a damage, loss, liability, tax or expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) (collectively referred to herein as "Damages") incurred or suffered by the Company with respect to the National Data Group Contributed Assets, or the MasterCard Contributed Assets or the MasterCard Purchased Assets arising out of, or attributable to, any misrepresentation or breach of warranty, covenant or agreement made or to be performed by either Member pursuant to the Purchase Agreement shall not be treated as a transaction between a partner and a partnership. Notwithstanding the foregoing, in the event any National Data Member or MasterCard fails to pay for any Damages in accordance with its obligations under the Purchase Agreement, the amount of such Damages may be withheld from any amount otherwise distributable or payable to such Member hereunder.

                                  ARTICLE 20
                                  ----------

                                  PUT RIGHTS
                                  ----------

         20.1 Put Right. At any time after the Closing of the Purchase Agreement
              ---------
and from time to time, but not sooner than the earlier of (a) four (4) years after the date hereof, (b) a Change in Control of the Company, or (c) a knowing or intentional Breach of this Agreement by any National Data Member (a "Put Event") (and no later in the case of clause (a) than the earlier of six (6) years after the date hereof or the completion of an IPO and no later in the case of clause (c) than the completion of an IPO), MasterCard may put to the Company ("Put Right") all or any portion of its Membership Interest in the Company (the "Put Equity"). In addition, an IPO shall be a Put Event for up to fifty percent (50%) of MasterCard's Membership Interest; and three (3) years after the date hereof without an IPO having occurred (but ending this Put Event with the earlier of an IPO or six (6) years after the date hereof) shall be a Put Event for up to fifty percent (50%) of MasterCard's Membership Interest, provided MasterCard must retain the Minimum Equity after the exercise of any and all such Put Rights with respect to the Put Events in this sentence.

         20.2 Exercise of Put Right. MasterCard's Put Right shall be exercised
              ---------------------
("Put") by providing the Company with notice (the "Put Notice") specifying (i) the percentage of its Membership Interest to be put; (ii) the date on which the Put Price (as hereinafter defined) is to be paid (the "Put Date"); and (iii) the proposed Put Price. The Put Notice shall be given at least ninety (90) days in advance of a Put Date. If the event is an IPO, the Put Price shall be due at the initial closing pursuant to the IPO. MasterCard may not exercise more than two
(2) Puts during any twelve (12) month period.

         20.3 Determination of Put Price. If a Put Event occurs, the value of
              --------------------------
MasterCard's Membership Interest (the "Put Price") shall be determined as follows:

                  (a) in the event of an IPO by the Company, or its successor after a Conversion, that is a Put Event, the Put Price shall be the initial IPO price per share, less Registration Expenses per share that would be payable by MasterCard pursuant to the Registration Rights Agreement of even date herewith if MasterCard were to sell its Put Equity in the IPO, including, but not limited to, any underwriters' commissions or discounts, all as reflected on the cover page of the final prospectus of the IPO, times the number of shares that MasterCard would have been entitled to receive for the Put Equity in the Conversion; and

                  (b) in any other event, that is a Put Event, the Put Price shall be approved by MasterCard and GPS, or failing such approval shall be determined by an appraiser appointed by agreement between MasterCard and GPS. If there is no agreement upon a single appraiser within thirty
         (30) days after notice of the Put Event, the Put Price shall be determined by the majority vote of a board of three (3) appraisers, GPS appointing one (1) appraiser, MasterCard appointing one (1) appraiser and the two appointed appraisers appointing the third appraiser. If either of the two appraisers is not so appointed or if the two appraisers refuse or fail to appoint the third appraiser within thirty (30) days after notice of the Put Event, either MasterCard or GPS may request the American Arbitration Association to make the appointments in default in accordance with its rules then obtaining and the parties shall abide by any appointment so made. The appraisers shall determine the value of the Put Equity based on the fair market value of the Company on a stand alone basis without regard to the rights of any controlling person multiplied by the Percentage Ownership Interests in the Put Equity. The costs of the appraisal shall be borne equally by MasterCard and the Company. The Put Date shall be extended to such time after completion of the appraisal as MasterCard may reasonably designate.

              (c) MasterCard may withdraw a Put if the Put Price determined by the appraisal is not satisfactory to MasterCard.

         20.4 Payment of Put Price. On the Put Date, upon delivery to the
              --------------------
Company of Certificates representing the Put Equity, which instrument shall contain a full warranty of title, to the effect that MasterCard has good and marketable title to the Put Equity free and clear of all claims and encumbrances (other than the restrictions created by or provided for in this Agreement), and such other instruments as the Company may reasonably request, the Company shall pay to MasterCard or its designee the Put Price in cash for the Put Equity so delivered. If the Put Event is an IPO, the Put Price (payable in cash) shall be due at the initial closing pursuant to the IPO.

         20.5 Termination of Put.  Error! Bookmark not defined. All Puts and
              ------------------------------------------------
Calls shall terminate at an IPO except the Put Right provided with respect to the Put Event related to a Change In Control, which shall terminate and be of no further force and effect at any time that (a) MasterCard no longer has any equity interest in the Company or its successor after a Conversion, (b) MasterCard's equity interest in the Company or its successor after a Conversion is tradable in an established market without restrictions pursuant to the federal securities laws, or (c) the aggregate interest of the National Data members in the Company or its successor after a Conversion becomes less than a Majority in Interest as a result of any IPO. In addition after an IPO, but before the earlier of (i) MasterCard's having the right to cause its equity interest in the Company or its successor after a Conversion to be registered under the Registration Rights Agreement, or (ii) MasterCard's equity interest in the Company or its successor after a Conversion is tradable in an established market without restrictions pursuant to the federal securities laws, if the Company or its successor after a Conversion permits an employee or director of a Prohibited Transferee to become a Director without the Approval of MasterCard, MasterCard will be entitled to treat such permission as a Put Event with respect to its remaining equity interest in the Company or its successors after a Conversion and to exercise its Put Right in respect thereof, but any such Put Right must be exercised within 90 days of such Put Right becoming known to MasterCard.

                                   ARTICLE 21
                                   ----------

               RIGHT TO COMPEL SALE; RIGHT TO PARTICIPATE IN SALE
               --------------------------------------------------

       21.1 Obligation to Sell. If the National Data Members, in the aggregate
            ------------------
and as part of a single transaction, should sell any of their Membership Interests in a bona fide transaction to any

Third Party, or if National Data, in the aggregate and as part of a single transaction, should sell issue or cause or permit to be issued any equity or debt securities of any Entity which is controlled by NDC (but specifically excluding NDC itself and the Company), such that, as a result of such sale(s) or issuance(s), the Third Party would, together with such Third Party's Affiliates, Beneficially Own directly or indirectly, more than 50% of the Membership Interests in the Company and on terms such that no National Data Member retains any direct or indirect beneficial interest in or option or right over the Membership Interest(s) being disposed of other than as a bona fide creditor with a bona fide security interest therein and that National Data does not retain any direct or indirect beneficial interest in or option or right over the securities being sold or issued other than as a bona fide creditor with a bona fide security interest therein (a "Sale"), the National Data Members may, at their option, except as set forth below in Section 21.3, require MasterCard to participate in such Sale. National Data shall provide written notice of such Sale to MasterCard ("Sale Notice"). The Sale Notice shall identify the purchaser, the amount of Membership Interest, the consideration for which a sale is proposed to be made (the "Sale Price") and all other material terms and conditions of the Sale. MasterCard shall be required, as set forth below, to tender a percentage of its respective Percentage Ownership Interest equal to the percentage of the aggregate Percentage Ownership Interests of all of the National Data Members that the National Data Members intend to sell. MasterCard shall cooperate with the representative of the National Data Members designated in the Sale Notice and shall deliver all documents the representative may reasonably request that may be required to be executed in connection with such Sale. A transfer under this Article 21 is subject to the provisions of Section
18.1 and any transfer made hereunder without the Approval therein required shall be a transfer solely of the economic portion of such Membership Interest, and references in this Article 21 to Membership Interest in such context shall be a reference solely to such economic portion, the remaining rights of such Membership Interest continuing to reside in the transferring Member.

       21.2 Right to Participate in Sale. For purposes of this Section 21.2 (and
            ----------------------------
the corresponding provisions of the remaining Sections of this Article 21), the requirement in the definition of "Sale" in Section 21.1 that the sale or issuance of equity or debt securities in any Entity controlled by NDC be "as a part of a single transaction" shall not apply prior to a Conversion. If the National Data Members should participate in a Sale, National Data shall give MasterCard a Sale Notice and MasterCard shall have the right and option, exercisable as set forth below, to participate in such Sale pro rata in accordance with its respective Membership Interests based on Percentage Ownership Interests in the Company in the Sale, in which event the Membership Interest(s) or the securities to be sold by the National Data Members or National Data, as the case may be, in the Sale shall be reduced to the extent MasterCard elects to participate and such reduction is required. Within fifteen
(15) business days after the date the Sale Notice is given, MasterCard shall provide National Data with written irrevocable notice authorizing National Data to sell or otherwise dispose of MasterCard's Membership Interest pursuant to the terms of the Sale. Delivery of such notice authorizing National Data to sell or otherwise dispose of such Membership Interests shall constitute an irrevocable acceptance of the Sale on the terms set forth in the Sale Notice. After delivery of such notice, MasterCard shall not be entitled to participate in the sale of Membership Interests pursuant to the Sale if it does not execute any agreements, certificates or other documents required to consummate the transfer of the Membership Interests pursuant to this Section. If MasterCard shall have elected not to participate in the Sale, (i) MasterCard will be deemed to have waived any of and all of its rights under this Section 21.2 with respect to the sale or other disposition of its Membership Interests pursuant to the Sale, and (ii) the National Data Members or National Data, as the case may be, shall have ninety
(90) days from the date the Sale Notice is given in which to sell the applicable Membership Interests or securities on terms no more favorable to the National Data Members or

National Data than those set forth in the Sale Notice, and in no event at a price higher than that contained in the Sale Notice. MasterCard's sole remedy for a Breach of this provision is to exercise its Put Right pursuant to Section 20.1(c).

       21.3 Consideration. The consideration to be paid to the National Data
            -------------
Members or National Data, as the case may be, and MasterCard in a Sale shall be their respective share of the Sale Price based upon their respective percentages of the Membership Interests based on Percentage Ownership Interests included in the Sale. In the event the consideration to be paid pursuant to the Sale is (a) other than cash, debt or Marketable Securities or (b) marketable securities of a Prohibited Transferee, unless MasterCard agrees to participate in the Sale, the Company shall be obligated to pay MasterCard's share of the Sale Price to MasterCard in cash. If MasterCard receives cash hereunder, it shall be entitled to use the appraisal procedure with respect to the consideration received by the National Data Members or National Data as set out in Section 20.3(b) (except that the value shall be the fair market value of the consideration received by the National Data Members and shall not be the value of the Company) to determine its appropriate amount of cash. "Marketable Securities" are securities traded on NASDAQ or a national securities exchange or any comparable successor markets for public trading of securities if the number of shares traded in such markets are sufficiently large to permit MasterCard to dispose of its shares reasonably promptly after closing and any holding period for pooling of interest accounting without materially adversely affecting the market price for such shares. The provisions of this Section 21.3 are applicable to the consideration payable to MasterCard in any sale of its Membership Interest in connection with any merger of the Company with, or sale of all or substantially all of the assets or Membership Interests of the Company to, another Entity, and none of the rights, protections, benefits or obligations in this Agreement with respect to Members, including MasterCard and the National Data Members, shall be applicable after a transaction referred to in this sentence.

       21.4 Withdrawal from Sale. If, within one hundred twenty (120) days after
            --------------------
National Data gives the Sale Notice, the sale of all the Membership Interests subject to the Sale has not been completed, any Member shall be entitled to withdraw its Membership Interest from such Sale and National Data shall not be permitted to require MasterCard to include its Membership Interest in any Sale without again complying with the provisions of this Section. Notwithstanding anything contained in this Article 21 to the contrary, there shall be no liability on the part of the National Data Members or National Data to MasterCard if the Sale of the Membership Interests or securities pursuant to
Section 21.1 or 21.2 is not consummated for whatever reason. Any decision as to whether to sell Membership Interests shall be within the sole and absolute discretion of National Data.

       21.5 Participation by MasterCard. MasterCard shall have the right to
            ---------------------------
participate in the closing for the Sale and to inspect all documents executed in connection therewith. Promptly after the consummation of the Sale of the Membership Interests of the National Data Members and MasterCard pursuant to this Article 21, the National Data Members shall remit or cause to be remitted to MasterCard the total consideration for its Membership Interest sold pursuant thereto as computed pursuant to this Article 21, and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by MasterCard.

       21.6 Priorities and Termination. If at any time after notice of a Sale
            --------------------------
has been given to MasterCard hereunder in good faith, the contemplated Sale involves a pooling of interest accounting and a tax free transaction with respect to the securities serving as consideration in the Sale, exercise of the Put Right could cause the Sale not to qualify for such accounting and the

Sale is proceeding to completion in a diligent manner and in good faith, MasterCard shall not be entitled to a Put, provided that this prohibition shall not extend for longer than 90 days after receipt of such Sale notice plus such reasonable time (not to exceed an additional 90 days) as may be necessary to get any regulatory or stockholder approvals that are required for the Sale. In the event MasterCard is prevented from exercising its Put Right because of a proposed Sale during the period commencing on the fifth (5th) anniversary and ending on the sixth (6th) anniversary hereof and the Sale does not occur, the six year limit for exercising the Put Right shall be extended for the period during which MasterCard was prevented from exercising the Put Right pursuant to this section The provisions of this Article 21 shall terminate and have no further force and effect upon an IPO.

                                  ARTICLE 22
                                  ----------

                                  ARBITRATION
                                  -----------

         22.1 Location and Governing Rules. Any dispute arising out of or in
              ----------------------------
connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Washington, D.C. under the Rules of Commercial Arbitration (the "Rules") of the American Arbitration Association (the "AAA"), which Rules are deemed to be incorporated by reference into this Section 22.1. Judgment upon the award rendered by the arbitrators in any such arbitration may be entered in any court having jurisdiction thereof. Except as the arbitrators may otherwise award or assess the expenses of any such arbitration and except as otherwise provided in this Agreement, each party shall bear its own costs and expenses, including the expense of its counsel. The parties agree that service of any notice in the course of any such arbitration at their respective addresses for notice and in the manner provided in Section 24.2 of this Agreement shall be valid and sufficient notice for purposes of such arbitration.

         22.2 Selection of Arbitrators. In any arbitration pursuant to this
              ------------------------
Article 22, the award shall be rendered by a majority of the members of a board of arbitration consisting of three members. One arbitrator shall be appointed by a party to the dispute and one arbitrator shall be appointed by the other party to the dispute within sixty (60) days after the commencement of the arbitration proceeding. The third arbitrator shall be appointed by mutual agreement of the two selected arbitrators and shall be experienced in corporate contractual matters relating to transactions of the nature contemplated by this Agreement. In the event of the failure of said two arbitrators to agree as to the third arbitrator within sixty (60) days after the appointment of the last of the two arbitrators, the third arbitrator shall be appointed by the Washington, D.C. office of the AAA in accordance with its then-existing rules. Notwithstanding the foregoing, in the event that either party shall fail to appoint the arbitrator it is required to appoint within the specified time period, such arbitrator and the third arbitrator shall be appointed by the Washington, D.C. office of the AAA in accordance with its then-existing rules. For purposes of this Section 22.2, the commencement of the arbitration proceeding shall be deemed to be the date upon which a written demand for arbitration is received by the Washington, D.C. office of the AAA from one of the parties.

                                   ARTICLE 23
                                   ----------

                   DISSOLUTION AND lIQUIDATION Of THE COMPANY
                   ------------------------------------------

       23.1 Dissolving Events. Subject to the right, if applicable, to elect to
            -----------------
continue the business of the Company pursuant to Section 23.5, the Company shall be dissolved and liquidated in the manner hereinafter provided upon the happening of any of the following events:

            (a) the agreement of a Majority in Interest to dissolve the Company;

            (b)  the sale of all or substantially all of the Company's assets;

            (c)  the Bankruptcy of the Company;

            (d)  the occurrence of a Disabling Event with respect to a Member;
                 or

            (e)  if not previously terminated, December 31, 2045.

       23.2 Method of Liquidation. Upon the happening of any of the events
            ---------------------
specified in Section 23.1 hereof which require the Company to be dissolved and liquidated, the Company, unless otherwise required by the Act, shall apply and distribute any Liquidation Proceeds in the following manner and in the following order of priority:

            (a) to the payment of the debts and liabilities of the Company (other than the capital accounts of the Members) and to the expenses of liquidation in the order of priority as provided by law; then

            (b) to the establishment of any reserves deemed reasonably necessary by Approval of the Board of Directors for the payment of any contingent or unforeseen liabilities or obligations of the Company and, at the expiration of such period as reasonably deemed advisable by Approval of the Board of Directors , the balance of such reserves shall be applied and distributed in the manner hereinafter provided in this
       Section 23.2; then

            (c) to the Members in proportion to, and in payment of, the remaining respective capital accounts of the Members as of the date of distribution, as adjusted and computed pursuant to Article 9 and any other applicable provisions hereof through the anticipated liquidation of the Company.

       23.3 Reasonable Time for Liquidating. A reasonable time shall be allowed
            -------------------------------
for the orderly liquidation of the Company's assets pursuant to Section 23.2 hereof in order to reduce the risk of losses which might be attendant upon such a liquidation.

       23.4 Date of Liquidation. The Company shall be deemed liquidated and
            -------------------
wound up when all of its assets shall have been applied and distributed in accordance with the provisions of Section 23.2 hereof. The establishment of any reserves in accordance with the provisions of Section 23.2 hereof shall not have the effect of extending the duration of the Company, but any such reserves shall be distributed in the manner provided in Section 23.2 hereof upon expiration of the period of such reserve.

       23.5 Right to Continue Business. Upon an event of Dissolution, the
            --------------------------
Members shall have the right pursuant to Section 14-11-602(4) of the Act to continue the Company by written consent of a Majority in Interest.

                                  ARTICLE 24
                                  ----------

                              GENERAL PROVISIONS
                              ------------------

       24.1 Waiver of Right of Partition. Each of the Members does hereby agree
            ----------------------------
to and does hereby waive any right such Member may otherwise have to cause any of the Company's assets to be partitioned among the Members or to file any complaint or to institute any proceeding at law or in equity seeking to have any such assets partitioned.

       24.2 Notices. All notices, requests, demands, and other communications
            -------
hereunder shall be in writing and shall be delivered (a) in person or by courier, (b) mailed by first class registered or certified mail, or (c) delivered by facsimile transmission, as follows:

                  (a)      If to MasterCard:

                           MasterCard International Incorporated
                           2000 Purchase Street
                           Purchase, New York 10577-2509
                           Attn:  William I Jacobs
                                  Executive Vice President
                           Telephone:  (914) 249-5200
                           Telecopier: (914) 249-5475

                  with a copy (which shall not constitute notice) to:

                           MasterCard International Incorporated
                           2000 Purchase Street
                           Purchase, New York 10577-2509
                           Attn:  Robert E. Norton, Jr., Esq.
                                  General Counsel
                           Telephone:  (914) 249-5301
                           Telecopier: (914) 249-4262

                  with a copy (which shall not constitute notice) to:

                           Rogers & Wells
                           200 Park Avenue
                           New York, New York  10166
                           Attn:  John A. Healy, Esq.
                           Telephone:  (212) 878-8000
                           Telecopier: (212) 878-8375

                  (b)      If to any National Data Member:

                           National Data Corporation
                           National Data Plaza
                           Atlanta, Georgia 30329-2010
                           Attn:  Mr. Robert A. Yellowlees
                                  Chief Executive Officer
                           Telephone:  (404) 728-2000
                           Telecopier: (404) 728-3509

                  with a copy (which shall not constitute notice) to:

                           National Data Corporation
                           National Data Plaza
                           Atlanta, Georgia 30329-2010
                           Attn:  E. Michael Ingram, Esq.
                                    General Counsel
                           Telephone:  (404) 728-2504
                           Telecopier: (404) 728-2551

                  with a copy (which shall not constitute notice) to:

                           Alston & Bird
                           One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia  30309
                           Attention:  B. Harvey Hill, Jr., Esq.
                           Telephone:  (404) 881-7446
                           Telecopier: (404) 881-7777

or to such other address as the parties hereto may designate in writing to the other in accordance with this Section 24.2. Any party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice. If delivered personally or by courier, the date on which the notice, request, instruction or document is delivered shall be the date on which such delivery is made and if delivered by facsimile transmission or mail as aforesaid, the date on which such notice, request, instruction or document is received shall be the date of delivery.

         24.3 Modifications. No change or modification of this Agreement or the
              -------------
Articles shall be valid or binding upon the Members, nor shall any waiver of any term or condition hereof, unless such change, modification or waiver shall be in writing and signed by all of the Members.

         24.4 Binding Effect. This Agreement shall inure to the benefit of and
              --------------
shall be binding upon the Members, their legal representatives, permitted transferees, heirs, successors and permitted assigns.

         24.5  Counterparts. For the convenience of the Members, this Agreement
               ------------
may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument.

         24.6  Construction. This Agreement shall be governed by, and
               ------------
interpreted and construed in accordance with, the internal laws of the State of Georgia, without reference to conflicts of laws or choice of laws provisions thereof. The titles of the Articles and Sections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein.

         24.7  Exhibits. Any and all exhibits which are referenced herein and
               --------
attached hereto are incorporated herein by this reference.

         24.8  Sections.  References herein to specific sections shall be deemed
               --------
to refer to sections of this Agreement, unless otherwise provided.

         24.9  Time of Essence.  Time is of the essence of this Agreement and
               ---------------
each and every provision hereof.

         24.10 Additional Documents and Acts. In connection with this Agreement,
               -----------------------------
as well as all transactions contemplated by this Agreement, each Member agrees to execute and deliver such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement, and all such transactions.

         24.11 Terms. Common nouns and pronouns shall be deemed to refer to the
               -----
masculine, feminine, neuter, singular, and plural, as the identity of the person or persons, firm or corporation may in the context require. Any reference to the Code or other statutes or laws shall include all amendments, modifications, or replacements of the specific sections and provisions concerned.

         24.12 Severability. If any provision of this Agreement or the
               ------------
application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         24.13 Complete Agreement. This Agreement together with the Purchase
               ------------------
Agreement constitutes the complete and exclusive statement of the agreement between the Members with respect to the operation of the Company. This Agreement supersedes all prior written and oral statements and no representation, statement, or condition or warranty not contained in this Agreement shall be binding on the Members or have any force or effect whatsoever. It is agreed that no Member has rendered any services to or on behalf of either the other Members or the Company and that no Member shall have any rights with respect to any services which might be alleged to have been rendered.

         24.14 Legend. Each certificate representing a Membership Interest
               ------
 shall be endorsed with the following legend:

        PURCHASERS OF MEMBERSHIP INTERESTS ("INTERESTS") IN GLOBAL PAYMENT SYSTEMS LLC (THE "COMPANY") WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD OF TIME. THE INTERESTS HAVE NOT BEEN REGISTERED (i) UNDER ANY STATE SECURITIES LAW (THE

        "STATE ACT"), OR (ii) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"), AND NEITHER THE INTERESTS NOR ANY PART THEREOF MAY BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF ARTICLE 18 OF THE OPERATING AGREEMENT OF THE COMPANY, WHICH RESTRICT THE TRANSFER OF INTERESTS, AND (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER EACH APPLICABLE STATE ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH STATE ACT OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED, AND (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE FEDERAL ACT OR FOR WHICH SUCH REGISTRATION OTHERWISE IS NOT REQUIRED.

        THESE INTERESTS, IF CONSTITUTING SECURITIES UNDER APPLICABLE LAW, HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

                        [Signatures on following page]

       IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized signatory, effective as of the date first set forth above.

                             MASTERCARD INTERNATIONAL
                             INCORPORATED

                             By: /s/ William I Jacobs
                                ---------------------------------
                                William I Jacobs
                                Executive Vice President

                             GPS HOLDING LIMITED PARTNERSHIP


                             By:  National Data Corporation, its General
                                     Partner

                             By: /s/ E. Michael Ingram
                                 ---------------------------------------
                                 E. Michael Ingram
                                 Senior Vice President

                 [signatures continued on the following page]


 THIS IS THE FIRST SIGNATURE PAGE OF THAT CERTAIN OPERATING AGREEMENT OF GLOBAL
                PAYMENT SYSTEMS LLC DATED AS OF MARCH 31, 1996

                                  NDC INTERNATIONAL, LTD.


                                  By: /s/ E. Michael Ingram
                                      ---------------------------------------
                                     E. Michael Ingram
                                     Secretary

                                  NATIONAL DATA CORPORATION OF
                                  CANADA, LTD.


                                  By: /s/ E. Michael Ingram
                                      ---------------------------------------
                                      E. Michael Ingram
                                      Secretary

                                  NATIONAL DATA PAYMENT SYSTEMS, INC.


                                  By: /s/ E. Michael Ingram
                                      ---------------------------------------
                                     E. Michael Ingram
                                     Secretary

                                  NATIONAL DATA CORPORATION

                                  By: /s/ E. Michael Ingram
                                      ---------------------------------------
                                     E. Michael Ingram
                                     Senior Vice President

          THIS IS THE SECOND SIGNATURE PAGE OF THAT CERTAIN OPERATING AGREEMENT OF GLOBAL PAYMENT SYSTEMS LLC DATED AS OF MARCH 31, 1996

                               OPERATING AGREEMENT

                                    EXHIBIT A

          Pursuant to Section 8.1 of the Operating Agreement, the additional charges for loans from any Entity in the National Data Group (or any Affiliate thereof) shall be equal to the pro rata portion of out-of-pocket costs incurred by such Entity (or such Affiliate) with respect to such loans including, without limitation, the pro rata portion of any loan commitment, legal fees and expenses and other fees.